UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 8, 2016

ORBITAL ATK, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45101 Warp Drive Dulles, Virginia	20166
(Address of principal executive offices)	(Zip Code)

(703) 406-5000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Orbital ATK, Inc. (the “Company”), after considering the recommendation of management, concluded on August 8, 2016 that the Company’s previously issued financial statements for the fiscal year ended March 31, 2015 (“fiscal 2015”), the nine-month transition period ended December 31, 2015 (“2015 transition period”), the quarters in fiscal 2015 and the 2015 transition period, and the quarter ended April 3, 2016 (the “Restated Periods”), and related reports of independent registered public accounting firms thereon, should no longer be relied upon as a result of the misstatements described below.  The Company expects to restate (the “Restatement”) the financial statements for the Restated Periods. As described more fully below, the Company is still evaluating whether financial statements for annual and quarterly periods prior to fiscal 2015 can continue to be relied upon.

The misstatements which the Company has identified relate primarily to its $2.3 billion long-term contract (the “Contract”) with the U.S. Army to manufacture and supply small caliber ammunition at the U.S. Army’s Lake City Army Ammunition Plant.  The Contract, which is accounted for under the percentage of completion revenue recognition method, is managed by the Small Caliber Systems Division within the Defense Systems Group. The Contract was entered into in September 2012 and is for a term of up to 10 years (an initial term of seven years plus three additional years at the option of the Army).

After considering the misstatements described below, the Company believes that the Contract will result in a net loss over its 10-year term.  Under generally accepted accounting principles, the Company is required to record the entire anticipated forward loss provision for a contract in the period in which the loss becomes evident.  The Company believes that a forward loss provision should have been recorded for the Contract in fiscal 2015, which was the first year of large-scale production under the Contract.

The misstatements were discovered in connection with management’s enterprise business optimization program, working capital efficiency initiative and ongoing efforts to enhance accounting controls and oversight.  Management subsequently identified that the underlying costs estimate at completion for the Contract in prior periods contained misstatements which, when corrected, indicate that the Contract’s estimated costs were in excess of the contracted revenues of $2.3 billion, necessitating a forward loss charge for the 10-year term of the contract.

The Company estimates that this forward loss provision will reduce previously reported pre-tax operating income by approximately $400 million to $450 million, after-tax net income by approximately $250 million to $280 million, and the applicable balance sheet accounts including retained earnings by approximately $250 million to $280 million.  These adjustments, which are illustrated in the table below, represent the Company’s current estimate of the entire anticipated forward loss for the full 10-year term of the Contract.  The misstatements also resulted in revenues being overstated by $100 million to $150 million, primarily in fiscal 2015, but also to a lesser extent in subsequent periods, and in unbilled receivables being overstated by $100 million to $150 million in fiscal 2015 and in subsequent periods.  Based on the information currently available, management believes that the primary impact of the Restatement is in fiscal 2015, but there are also related changes necessary in periods subsequent to fiscal 2015.  The resulting adjustments to the balance sheet accounts including the reductions in retained earnings affect the opening and/or closing balances of retained earnings in all periods subsequent to fiscal 2015, and are the primary reason for the Restatement of periods subsequent to fiscal 2015.  The Company’s evaluation of the misstatements is ongoing and, accordingly, the determination as to which fiscal period the forward loss provision and related effects should have been recorded is preliminary and could change.  The Company continues to evaluate whether periods prior to fiscal 2015 are materially misstated and whether a portion of the loss should be treated as a change in estimate in the quarterly period ended July 3, 2016.  The Company believes that the Restatement will not have a material impact on the Company’s operating cash flow, cash balances or backlog as of and for the Restated Periods.

The following table illustrates the Company’s preliminary estimates of the anticipated ranges and time periods of the primary adjustments to the Company’s income statement likely to be associated with the Restatement.  Related adjustments to the balance sheet and equity statement are omitted from the table for simplicity of presentation.

($’s in millions)	Total Adjustments			12 Months Ended March 31, 2015			9 Months Ended December 31, 2015			3 Months Ended April 3, 2016
Previously Reported Revenues						$3,174			$3,399			$1,065
Adjustments	$(100)	to	$(150)	(70)	to	(95)	(25)	to	(40)	(5)	to	(15)
Preliminary Restated Revenues				$3,079	to	$3,104	$3,359	to	$3,374	$1,050	to	$1,060

Previously Reported Income (Loss) from Continuing Operations, Before Interest, Income Taxes and Non-Controlling Interest						$232			$322			$116
Adjustments	$(400)	to	$(450)	(390)	to	(475)	(5)	to	20	(5)	to	5
Preliminary Restated Income (Loss) from Continuing Operations, Before Interest, Income Taxes and Non-Controlling Interest				$(243)	to	$(158)	$317	to	$342	$111	to	$121

Previously Reported Net Income (Loss) from Continuing Operations						$77			$181			$70
Adjustments	$(250)	to	$(280)	(245)	to	(295)	(2)	to	12	(3)	to	3
Preliminary Restated Net Income (Loss) from Continuing Operations				$(218)	to	$(168)	$179	to	$193	$67	to	$73

The Company is continuing to review and assess the aforementioned matters with the assistance of outside professionals.  The amounts and time periods disclosed in the above table could change.

The Company intends to amend its Transition Report on Form 10-K for the 2015 transition period, and its Quarterly Report on Form 10-Q for the quarter ended April 3, 2016, as soon as reasonably practicable.  The Company may determine to amend the Forms 10-Q for the quarterly periods ended June 29, 2014, September 28, 2014, December 28, 2014, July 5, 2015 and October 4, 2015 or to include the restated financial information for those interim periods in its amended Form 10-K for the 2015 transition period.  In addition, in view of the ongoing work in this regard, the Company will not file its upcoming Quarterly Report on Form 10-Q for the quarter ended July 3, 2016 by August 12, 2016.  The Company expects to file that Quarterly Report and the above-described amended reports with the Securities and Exchange Commission (“SEC”) as soon as reasonably practicable. The failure to file a periodic report with the SEC, such as the Company’s Form 10-Q for the quarter ended July 3, 2016, could give rise to an event of default under the Company’s credit agreement. The Company, however, has entered into an extension agreement with the lenders party to the credit agreement extending the reporting requirement under the credit agreement until November 14, 2016.

The Audit Committee has discussed the foregoing matters with PricewaterhouseCoopers LLP (“PwC”), the Company’s current independent registered public accounting firm, and Deloitte & Touche LLP (“Deloitte”), the Company’s former independent registered public accounting firm for fiscal 2015 and prior fiscal periods.  PwC and Deloitte have not completed their procedures related to the restated financial statements and, accordingly, have not reached any conclusions on these matters.  All adjustments and amounts and time periods described herein are preliminary and subject to revision due to the ongoing review and assessment of these matters by the Company.

The Company believes that the misstatements that caused the Restatement indicate the existence of one or more material weaknesses in its internal control over financial reporting and disclosure controls and procedures during the Restated Periods.  The Company will report those material weaknesses in its amended reports and in its Quarterly Report on Form 10-Q for the quarter ended July 3, 2016.

Forward Looking Statements

Certain matters discussed in Item 4.02 of this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such forward-looking statements include statements regarding materiality or significance, the quantitative effects of the restated and other financial statements including the estimated range or ranges of adjustments described herein, and the timing of the filing of the Company’s second quarter 2016 Form 10-Q and the amended Form 10-K and any other reports that will include the Restatement. The Company cautions you not to place undue reliance on any such forward-looking statements. Several factors could cause actual results, as well as the Company’s expectations regarding materiality or significance, the Restatement’s quantitative effects, and the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to, the fact that the Company is continuing to review the misstatements and other matters described above and the Company’s analysis is still preliminary, the risk that additional information may arise or different conclusions are reached prior to the expected filing with the SEC of the contemplated filings, the preparation of the Company’s restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including its Annual Reports on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL ATK, INC.

By:	/s/ Garrett E. Pierce
Name: Garrett E. Pierce
Title: Chief Financial Officer

Date:  August 10, 2016